Exhibit 99.2

Seagate Announces Pricing of $1 Billion of Senior Unsecured Notes

FREMONT, CA — December 3, 2020 — Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX) (“Seagate”), announced that it priced its earlier announced offering of $500 million aggregate principal amount of senior notes due 2029 (the “2029 Notes”) and $500 million aggregate principal amount of senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 3.125% per annum. The 2031 Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 3.375% per annum. The Notes will be guaranteed by Seagate.

The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions under Regulation S under the Securities Act. The sale of the Notes is expected to close on December 8, 2020, subject to customary closing conditions.

Seagate intends to use the net proceeds from the offering of the Notes for repurchases of Seagate’s ordinary shares and for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the terms and conditions of, and completion of, the offering of the Notes and the use of proceeds therefrom, each as described above. The Company cannot assure that the offering will be consummated, nor can it guarantee the size or terms of the offering. Forward-looking statements generally can be identified by words such as “expects,” “intends, “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue”, “can”, “could” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.